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Exhibit #23.1 Consent of Independent Public Accountants
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                   Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company's previously filed Registration File Number 333-95157.

Berry, Dunn, McNeil & Parker, LLC

Portland, Maine
May 12, 2000

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